EXHIBIT 10.11

GSC ACQUISITION COMPANY

REPURCHASE AGREEMENT

THIS REPURCHASE AGREEMENT (this “Agreement”), dated as of May 29, 2007, is entered into by and between GSC Acquisition Company, a Delaware corporation (the “Company”), James K. Goodwin, Edward A. Mueller, and Richard A. McKinnon (each a “Seller” and collectively the “Sellers”).

WITNESSETH

WHEREAS, each Seller holds 27,344 shares of the Company’s common stock, par value $0.001 per share (a “Share”);

WHEREAS, the Company has filed a registration statement (the “Registration Statement”) for its initial public offering of units (the “IPO”), each unit consisting of one Share and one warrant to purchase one Share, and now believes it is in its best interests to amend the terms of the IPO, among other things, to decrease the number of units being issued and increase by 25% the offering price of such units;

WHEREAS, the Company still wishes the shares being sold to the public as part of the units to represent approximately 80% of its outstanding share capital following consummation of the IPO;

WHEREAS, in light of the amended IPO terms, the Company has offered to repurchase from each Seller the number of Shares set forth opposite the name of such Seller on Schedule A hereto (the “Subject Shares”);

WHEREAS, the Sellers believes it is in the best interest of the Company and its shareholders to proceed with the IPO on the amended terms, and wishes to facilitate this by selling the Subject Shares back to the Company on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.  Purchase and Sale.

Each Seller hereby sells to the Company, and the Company hereby purchases from each Seller, free and clear of all liens and encumbrances, the Subject Shares set forth opposite the name of such Seller on Schedule A hereto, for a purchase price of one dollar ($1.00) to each Seller, the due receipt of which each Seller hereby acknowledges. The Sellers hereby agree to surrender the certificates evidencing the Subject Shares set forth opposite the name of such Seller on Schedule A hereto to the Company, and the Company shall duly cancel such certificates and retire the Subject Shares as promptly as practicable.

Section 2.  Representations and Warranties of the Sellers.  Each Seller severally and not jointly hereby represents and warrants that:

(A)  State Law Compliance.  Such Seller has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Subject Shares is permitted under applicable securities laws.

(B)  Authorization.  This Agreement constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms.

(C)  Title to Shares.  Such Seller is the sole record owner of the Subject Shares set forth opposite the name of such Seller on Schedule A hereto and has the power and right to sell, assign, transfer and deliver to the Company good and valid title to, all such Subject Shares, free and clear of all liens.

Section 3.  Representations, Warranties and Covenants of the Company.  As a material inducement to each Seller to enter into this Agreement and sell the Subject Shares set forth opposite the name of such Seller on Schedule A hereto to the Company, the Company hereby represents, warrants and covenants to each Seller that:

(A)  Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

(B)  Authorization; No Breach.

(i)  This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

(ii)  The execution and delivery by the Company of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Company do not and shall not as of the date hereof conflict with or result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Company is subject.

Section 4. Further Agreements of the Sellers.  Each Seller severally and not jointly hereby acknowledges and agrees that in addition to the transfer restrictions set forth in the Purchase Agreement by and among the Company, GSC Secondary Interest Fund, LLC, a Delaware limited liability company, and such Seller, dated as of December 12, 2006 (in the case of Messrs. Goodwin and Mueller) or December 21, 2006 (in the case of Mr. McKinnon), as the case may be (each, an “Initial Founder’s Shares Purchase Agreement”), such Seller will not (A) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Seller or any affiliate of the Seller or any person in privity with the Seller or any affiliate of the Seller), directly or indirectly, including the participation in the filing of a registration statement with the Securities and Exchange Commission in respect of, (B) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to or (C) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (i) any Initial Founder’s Shares (as defined in the applicable Initial Founder’s Shares Purchase Agreement), or publicly announce an intention to effect any such transaction, for a period of three years after the date on which the IPO is consummated; provided, however, that notwithstanding anything to the contrary in this Section 4, such Seller may, at any time, transfer Initial Founder’s Shares to permitted transferees as contemplated by the Initial Founder’s Shares Purchase Agreement.

Section 5.  Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the date of this Agreement.

Section 6.  Miscellaneous.

(A)  Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement.

(B)  Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(C)  Counterparts.  This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same Agreement.

(D)  Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(E)  Governing Law.  This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Agreement or the transactions contemplated hereby.

(F)  Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

If to the Company:	GSC Acquisition Company 500 Campus Drive, Suite 220 Florham Park, NJ 07932 Fax No.: 973-437-1037

With a copy to:	Deanna L. Kirkpatrick Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 Fax No.: 212-450-3135

If to the Seller:	To the address set forth under the name of such Purchaser in Schedule A hereto or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(G)  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Agreement on the date first written above.

GSC ACQUISITION COMPANY
_________________________
By:	Matthew C. Kaufman President and Secretary

JAMES K. GOODWIN
_________________________

RICHARD ANTHONY MCKINNON
_________________________

EDWARD A. MUELLER
_________________________

SCHEDULE A

James K. Goodwin 5 Stone Fence Lane Stamford, CT 06903 Fax: 203-461-9753	8,594

Richard Anthony McKinnon 4044 Druid Lane Dallas, Texas 75205	8,594

Edward A. Mueller 3650 Paradise Drive Tiburon, CA 94920	8,594